EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 28, 2000 included in Carbon Energy Corporation's Form 10-K for the period from inception (September 14, 1999) through December 31, 1999 and to all references to our Firm included in this registration statement.

/s/  Arthur Andersen LLP

ARTHUR ANDERSEN LLP





Denver, Colorado
November 17, 2000